EXHIBIT 10.3

AMENDED AND RESTATED DEMAND SECURED PROMISSORY NOTE

This Amended and Restated Demand Secured Promissory Note amends and restates that certain Demand Secured Promissory Note dated March 27, 2014, (as at any time amended, the "Promissory Note").

$5,500,000.00	SEPTEMBER 25, 2014

Alpharetta, Georgia

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay, on demand, to the order of Presidential Financial Corporation (the "Lender''), at the Lender's main office in Alpharetta, Georgia, or at such other place as Lender may designate, the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($5,500,000.00) or so much thereof as may from time to time be outstanding under that certain Loan and Security Agreement dated as of the date hereof between Borrower and Lender (as at any time amended, restated, modified or supplemented, the "Loan Agreement"), together with interest thereon as hereinafter set forth. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Interest shall accrue on the unpaid principal balance of this Amended and Restated Demand Secured Promissory Note (this "Note") at a variable rate per annum equal to five percent (5%) (the "Percentage Rate") above the greater of (a) the prime rate of interest quoted in The Wall Street Journal from time to time (the "Wall Street Journal Prime") or (b) three point two-five percent (3.25%) (the "Prime Rate Floor''). If the Wall Street Journal Prime becomes unavailable during the term of this Note, Lender may designate a substitute index. The rate of interest under this Note on the date hereof, expressed in simple interest terms, is eight point two-five percent (8.25%) per annum. Notwithstanding the interest payable, Borrower will pay to the Lender interest based on a minimum assumed outstanding principal balance of Five Hundred Thousand and No/100 Dollars ($500,000.00) (whichever rate is applicable from time to time shall be referred to herein as the "Interest Rate"). The interest rate hereunder shall adjust on the published effective date of any change in Wall Street Journal Prime (or any substitute index) to the extent that the Wall Street Journal Prime (or any substitute index) is greater than the Prime Rate Floor on such date. Interest on this Note shall accrue daily and shall be due and payable monthly, in arrears, on the last day of each month. Borrower shall be deemed to have requested an Advance under the Loan Agreement on each date that any interest is due under this Note and Lender may make such Advance for the account of Borrower, charging Borrower for its share of interest accrued on Advances made to or for the account of Borrower, all as provided in the Loan Agreement. Upon and after the occurrence of any Event of Default and during the continuance thereof, interest shall accrue and be payable at a fixed rate of four percent (4.0%) per month (the "Default Interest Rate"). Interest shall be calculated on the basis of actual days elapsed in a year of 360 days. All payments received in respect of this Note may be applied by Lender first to accrued interest and other charges due and owing to Lender and any remaining amount may be applied to the principal balance hereof.

In the event that Borrower maintains a minimum Fixed Charge Coverage Ratio of 1.25:1 based on the September 30, 2014 audited financial statements (as defined in the Loan Agreement) and no Event of Default has occurred, Borrower may request a reduction in the Percentage Rate to four percent (4%) ("the Adjusted Percentage Rate") to take effect on the first day of the following month, provided no Event of Default has occurred or exists. If Borrower does not maintain a minimum Fixed Charge Coverage Ratio of 1.25:1, the effective Adjusted Percentage Rate will return to five percent (5%).

This Note is the Demand Secured Promissory Note referred to in the Loan Agreement, evidences the unpaid balance of Advances from time to time under the Loan Agreement, is secured by the Collateral, and is entitled to the benefits of the Loan Agreement. Lender, from time to time may make Advances as may be requested by Borrower and accept payments in accordance with and subject to the provisions of this Note and the Loan Agreement, and therefore the amount outstanding under this Note may vary from time to time by increases.

It is the intention of Lender and Borrower to conform strictly to Applicable Law relating to maximum interest charges. Accordingly, if the transactions contemplated hereby would violate any Applicable Law governing the Highest Lawful Rate (as defined below), then, in that event, notwithstanding anything to the contrary in this Note, the following will apply: the aggregate of all payments that constitute interest under Applicable Law that is contracted for, taken, reserved, charged, or received by Lender under this Note shall under no circumstances be in an amount or at a rate that would otherwise cause a violation of such law or exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any Obligations or refunded by Lender to Borrower. The term "Highest Lawful Rate" means the maximum interest rate that at any time or from time to time may be lawfully contracted for, taken, reserved, charged, or received on amounts due to Lender, under laws applicable to Borrower or Lender with regard to this Note that are presently in effect or, to the extent allowed by law, under such Applicable Law that then allows a higher maximum lawful rate than Applicable Law now allows.

The occurrence of an Event of Default shall entitle Lender, at any time and without notice to or demand upon Borrower, to declare the entire unpaid principal balance hereof and all accrued interest hereon to be, and the same shall thereupon become, immediately due and payable; provided, however, that neither the foregoing provision nor any other provision in any Loan Document shall be construed to limit, prejudice or otherwise affect the demand nature of this Note. Lender shall have the absolute and unconditional right to demand payment of this Note in Lender's discretion at any time, whether or not any Event of Default exists. Time is of the essence of this Note.

Borrower hereby waives demand, presentment, notice, protest and notice of dishonor and diligence in collection or bringing suit and agrees that Lender may accept partial payment, or release or exchange security or Collateral, without discharging or releasing any unreleased Collateral or the Obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Georgia, or any other state or jurisdiction. Lender shall not be deemed to waive or have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by an authorized agent of Lender, and no failure, delay or omission by Lender in exercising any of its rights or remedies shall operate as a waiver of such rights or remedies. A waiver by Lender in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

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Borrower agrees to pay reasonable attorneys' fees and costs incurred by Lender in collecting or attempting to collect this Note, whether by suit or otherwise. Attorney's fees relating to collection for which Borrower shall be responsible to reimburse Lender shall be equal to the greater of (a) actual fees and expenses or (b) fifteen percent (15%) of the principal and interest owed hereunder at the time of commencement of collection activities or the maximum amount permitted by law then in effect.

This Note has been executed and delivered in the State of Georgia, is intended to take effect as a contract under seal under the laws of the State of Georgia, and shall be governed in all respects by and construed in accordance with the internal laws of the State of Georgia. This Note shall be binding upon Borrower and its successors and assigns.

BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY LENDER WHICH MAY IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISE OUT OF OR RELATE TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officers and has delivered this Note to Lender, on the day and year first above written.

JANEL WORLD TRADE, LTD.		THE JANEL GROUP OF LOS ANGELES, INC.

By:	/s/ Philip J. Dubato	By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO		Philip J. Dubato, CFO

THE JANEL GROUP OF NEW YORK, INC.		JANEL FERRARA LOGISTICS, LLC

By:	/s/ Philip J. Dubato	By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO		Philip J. Dubato, CFO

THE JANEL GROUP OF ILLINOIS, INC.		ALPHA INTERNATIONAL, LP
		By:	Janel Alpha GP LLC, G.P.
		By:	Janel World Trade Ltd.
By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO	By:	/s/ Philip J. Dubato
Philip J. Dubato, CFO

THE JANEL GROUP OF GEORGIA, INC.		PCL TRANSPORT, LLC
		By:	Janel World Trade Ltd., Managing Member
By:	/s/ Philip J. Dubato
	Philip J. Dubato, CFO	By:	/s/ Philip J. Dubato
Philip J. Dubato, CFO

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